Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89872, 33-60804, 333-37986 and 333-20405) of Koss Corporation of our report dated July 11, 2003, except as to the restatement described in Note 14 (not presented herein), which is as of February 13, 2004, relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

September 30, 2004